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                                                                EXHIBIT 10(xxxv)

                       THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

                  The North American Coal Corporation (the "Company") does hereby adopt this amendment and restatement of The North American Coal Corporation Deferred Compensation Plan for Management Employees, effective November 1, 2001.

                                   ARTICLE I
                                     PREFACE

         Section 1.1. Effective Date. The effective date of this restatement of the Plan is October 1, 2001.

         Section 1.2. Purpose of the Plan. The purpose of this Plan is to (a) allow certain Employees to defer the receipt of certain long-term incentive compensation award payments and (b) provide for certain Employees the benefits they would have received under the Savings Plan but for the limitations imposed under Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 of the Code.

         Section 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

         Section 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

         Section 1.5. Status of Plan. This document is classified as a single "plan" for purposes of recordkeeping, the Code and the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of the federal securities laws, however, this document shall be classified as two separate "plans." One plan shall consist of the Accounts of those persons who satisfy the requirements of an "accredited investor" or a "sophisticated purchaser" under Rule 506 of the Securities Act of 1933 and the other plan shall consist of the Accounts of all other Plan Participants.

                                   ARTICLE II
                                   DEFINITIONS

                  Except as otherwise provided in this Plan, terms defined in the Savings Plan as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

         Section 2.1. Account shall mean the record maintained in accordance with Section 3.5 by the Employer as the sum of the Participant's Excess 401(k) Sub-Account, Excess Matching Sub-Account and VAP Deferral Sub-Account and Excess Profit Sharing Sub-Account.


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         Section 2.2. Adjusted ROE.

         (a) For purposes of this Section, the following terms shall have the following meanings:

               (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for NACCO Industries, Inc. and its subsidiaries for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

               (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for NACCO Industries, Inc. and its subsidiaries for the subject year;

               (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for NACCO Industries, Inc., as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

               (iv) "Weighted Average Accumulated Amortization of Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

               (v) "Weighted Average UMWA Adjustment" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

         (b) "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated for the applicable time period, based on A divided by B, where:

                  A  =     Net Income (before extraordinary items) +
                           Amortization of Goodwill; and

                  B  =     Weighted Average (Stockholders' Equity +
                           Accumulated Amortization of Goodwill +
                           UMWA Adjustment).

         (c) Adjusted ROE shall be determined at least annually by NACCO Industries, Inc.

         Section 2.3. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

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         Section 2.4. Company shall mean The North American Coal Corporation or any entity that succeeds The North American Coal Corporation by merger reorganization or otherwise.

         Section 2.5. Compensation shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan, excluding VAP Deferral Benefits and (b) amounts in excess of the limitation imposed by Code
Section 401(a)(17).

         Section 2.6. Employer shall mean the Company and any other Controlled Group Member that adopts this Plan pursuant to Section 8.7.

         Section 2.7. Excess Retirement Benefit or Benefit shall mean a VAP Deferral Benefit, an Excess Profit Sharing Benefit, a Basic or Additional Excess 401(k) Benefit or a Basic or Additional Excess Matching Benefit (as described in
Article III) which is payable to or with respect to a Participant under this Plan.

         Section 2.8. Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

         Section 2.9. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

         Section 2.10. Participant.

               (a) For purposes of Sections 3.1 and 3.2 of the Plan, the term "Participant" means an Employee of an Employer (other than a San Miguel Employee or a Florida Dragline Employee) who is a Participant in the Savings Plan who (i) is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, or is unable to receive the maximum amount of Matching Contributions under the Savings Plan because of the limitations of Section 402(g), 401(a)(17), 401(k)(3), 401(m) or 415 of the Code and (ii) is in salary grade 14 or above.

               (b) For purposes of Section 3.3 of the Plan, the term "Participant" means an Employee of an Employer who (i) is a participant in the VAP Plan and (ii) is in salary grade 14 or above.

               (c) For purposes of Section 3.4 of the Plan, the term "Participant" means an Employee of an Employer (i) who is a Profit Sharing Employee under the Savings Plan, (ii) whose Profit Sharing Contribution under the Savings Plan is limited by the application of Section 401(a)(17) or 415 of the Code or is reduced due to his deferral of Compensation under this Plan, and
(iii) who is in salary grade 14 or above.

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               (d) Notwithstanding the foregoing, effective January 1, 2002, in order to become a Plan Participant, an Employee must receive total compensation from the Controlled Group for the year in which a deferral election or Excess Profit Sharing Benefit is required, of at least $115,000; provided, however, that any Employee who (i) was eligible to participate in the Plan on December 31, 2001 and (ii) actually had amounts allocated to an Account under the Plan as of such date, shall remain as an eligible Participant on and after January 1, 2002.

         Section 2.11. Plan shall mean The North American Coal Corporation Deferred Compensation Plan for Management Employees, as herein set forth or as duly amended.

         Section 2.12. Plan Administrator shall mean the Company (or its delegate).

         Section 2.13. Plan Year shall mean the calendar year.

         Section 2.14. Savings Plan shall mean The North American Coal Corporation Retirement Savings Plan (or any successor plan).

         Section 2.15. Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

         Section 2.16. Valuation Date shall mean the last business day of each Plan Year and any other date chosen by the Plan Administrator.

         Section 2.17. VAP Plan shall mean The North American Coal Corporation Value Appreciation Plan (Effective as of January 1, 1990), as amended.

                                  ARTICLE III
                           EXCESS RETIREMENT BENEFITS

         Section 3.1. Basic and Additional Excess 401(k) Benefits.

               (a) Amount of Excess 401(k) Benefits. Each Participant may, prior to the first day of any Plan Year or within 30 days of becoming a Participant hereunder, by completing a "Deferral Election Form" direct his Employer to reduce his Compensation for such Plan Year and, subject to Subsection (e) below, subsequent Plan Years, by an amount equal to the difference between (i) a certain percentage, in 1% increments, with a maximum of 15%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan by reason of the application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3) and 415 of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits").

               (b) Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

                    (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser


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               of the percentage of Compensation elected to be deferred in the
               Deferral Election Form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

                    (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1)the percentage of Compensation elected to be deferred in the Deferral Election Form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the "Excess 401(k) Sub-Account."

               (c) Deferral Period. The Deferral Election Form made as of the Effective Date (or, if later, the Deferral Election Form made when the Participant first becomes a Participant)shall also contain such Participant's irrevocable election regarding the time of the commencement of payment of the balance in Excess 401(k) Sub-Account on the Effective Date (if any) and all future amounts credited to his Excess 401(k) Sub-Account. In the Deferral Election Form, a Participant may elect to commence payment of his Excess 401(k) Sub-Account on(i) the date on which he ceases to be an Employee of the Controlled Group, (ii) the date on which he attains an age specified in the Deferral Election Form, or (iii) the earlier or later of such dates.

               (d) Effect and Duration of Deferral Election. Any direction by a Participant to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the Deferral Election is effective, and the Participant shall not be eligible to receive such Excess 401(k) Benefits. Instead, such amounts shall be credited to the Participant's Basic or Additional Excess 401(k) Sub-Account (as applicable). Any direction made in accordance with Subsection (a) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless changed or terminated by the Participant for Plan Years commencing after such change or termination, on the appropriate form provided by the Plan Administrator, prior to the first day of any subsequent Plan Year.

               (e) Automatic Termination/Suspension of Deferral Election.

                    (i) A Participant's direction to make deferrals of Excess
               401(k) Benefits shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Employers, (2) the Participant's Employer is deemed Insolvent,
               (3) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder or (4) the Plan is terminated.

                    (ii) Any Participant whose eligibility to make Before-Tax
               Contributions to the Savings Plan has been suspended for any reason (including the taking of a hardship withdrawal thereunder) shall not be eligible to defer Excess 401(k) Benefits under this Plan for the period of his suspension from the Savings Plan.

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                    (iii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by it, reduce and/or cease the deferral of Excess 401(k) Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

         Section 3.2. Excess Matching Benefits.

               (a) Amount. A Participant shall have credited to his Basic or Additional Excess Matching Sub-Account (as applicable) an amount equal to the Matching Contributions attributable to the Basic or Additional Excess 401(k) Benefits that he is prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 of the Code (collectively, the "Excess Matching Benefits").

               (b) Time of Payment. The Excess Matching Benefits shall be paid (or commence to be paid) at the same time as the Excess 401(k) Benefits (as specified in the Deferral Election Form).

         Section 3.3. VAP Deferral Benefits.

               (a) Amount. Each Participant (as defined in Section 2.10(b)) may, with the consent of the Company, by completing an approved deferral election form, direct his Employer:

                    (i) to reduce an Award (as that term is defined in the VAP
               Plan) payable under the VAP Plan by a specified dollar amount or percentage; and

                    (ii) to credit the amount of the reduction (the "VAP
               Deferral Benefits") to the VAP Deferral Sub-Account hereunder. Such election must be made no later than one-year prior to the date such Award would otherwise be payable to the Participant under the VAP Plan or at such other time as approved by the Company, in its sole and absolute discretion.

               (b) Deferral Period. The deferral election made by a Participant under Subsection (a) above shall also contain such Participant's irrevocable election regarding the time of the commencement of payment of the VAP Deferral Benefits. The Participant may elect to commence payment of his VAP Deferral Benefits on (i) the date on which he ceases to be an Employee of the Controlled Group, (ii) the date on which he attains an age specified in the deferral form, or (iii) the earlier or later of such dates.

               (c) Effect of Deferral Election. Any direction by a Participant to defer receipt of all or part of an Award under the VAP Plan and to receive VAP Deferral Benefits in lieu thereof shall be irrevocable with respect to such Award.

               (d) Automatic Termination of Deferral Election.

                    (i) A Participant's direction to defer an Award under the
               VAP Plan shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Controlled Group, (2) the Participant ceases to satisfy the

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               requirements of Section 2.10(b), (3) the Participant's Employer
               is deemed Insolvent or (4) the Plan is terminated.

                    (ii) The Plan Administrator may, in its sole and absolute
               discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of VAP Deferral Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

         Section 3.4. Excess Profit Sharing Benefits. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant (as defined in Section 2.10(c)) who is an Employee of such Employer, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the Savings Plan on behalf of the Participant for a Plan Year if (i) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.5 hereof) were used for purposes of determining the amount of Profit Sharing Contributions under the Savings Plan, over (ii) the amount of the Employer's Profit Sharing Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits.")

         Section 3.5. Participants' Accounts. Each Employer shall establish and maintain on its books for each Participant who is an Employee of such Employer an Account which shall contain the following entries:

               (a) Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Excess 401(k) Benefits described in Section 3.1, which shall be credited to the Sub-Account when a Participant is prevented from making a Before-Tax Contribution under the Savings Plan;

               (b) Credits to a Basic or Additional Excess Matching Sub-Account (as applicable) for the Excess Matching Benefits described in Section 3.2, which shall be credited to the Sub-Account when a Participant is prevented from receiving Matching Contributions under the Savings Plan;

               (c) Credits to a VAP Deferral Sub-Account for the VAP Deferral Benefits described in Section 3.3, which shall be credited to the Sub-Account at the time the Award would otherwise be payable to the Participant under the VAP Plan;

               (d) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.4, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Savings Plan;

               (e) Credits to all Sub-Accounts for the earnings described in
Article IV, which shall continue until such Sub-Accounts have been distributed to the Participant or his Beneficiary; and

               (f) Debits for any distributions made from the Sub-Accounts.

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         Section 3.6. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Savings Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

         Section 3.7. Statements. Participants shall be provided with statements of their Account balances as soon as practicable following each Valuation Date.

                                   ARTICLE IV
                                    EARNINGS

         Section 4.1. Earnings on Basic 401(k), Basic Matching and Excess Profit Sharing Sub-Accounts.

               (a) Subject to Subsection (b) and Section 4.4, at the end of each calendar month during a Plan Year, the Basic Excess 401(k) Sub-Account and the Basic Excess Matching Sub-Account and the Excess Profit Sharing Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year exceeds the rate credited to the Participant's Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

               (b) The Adjusted ROE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by NACCO Industries, Inc. For any subsequent month following such termination, the Adjusted ROE calculation shall not apply. The Fixed Income Fund calculation described in Subsection(a)for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

         Section 4.2. Earnings on Additional 401(k) and Additional Matching Sub-Accounts. Subject to Section 4.4, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account and Additional Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

         Section 4.3. Earnings on VAP Deferral Sub-Accounts. Subject to Section 4.4, at the end of each calendar month during a Plan Year, the VAP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury

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issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal. In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

         Section 4.4. Changes in/Limitations on Earnings Assumptions.

               (a) The Board of Directors of the Company, the Nominating, Organization and Compensation Committee of the Board of Directors of the Company or the NACCO Industries, Inc. Benefits Committee may change (but not suspend) the earnings rate credited on Accounts hereunder at any time upon at least 30 days notice to Participants.

               (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

                                   ARTICLE V
                                     VESTING

                  A Participant shall always be 100% vested in amounts credited to his Account hereunder.

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

         Section 6.1. Time and Manner of Payment.

               (a) Time of Payment. Excess 401(k) and Matching Benefits and VAP Deferral Benefits shall be paid (or commence to be paid) to the Participant no later than the 30th day after the date specified in the election form applicable to such Benefits. Excess Profit Sharing Benefits shall automatically be paid to the Participant at the same time that the Profit Sharing Contributions under the Savings Plan commence to be paid to the Participant.

               (b) Form of Payment. Each Sub-Account (other than the Excess Profit Sharing Sub-Account) shall each be distributed to the Participant in the form of ten annual installments with each installment being based on the value of the applicable Sub-Account on the Valuation Date on which such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. Notwithstanding the foregoing, the Participant may elect to receive the amount credited to his VAP Deferral Sub-Account and/or the sum of the amounts credited to his Excess 401(k) and Matching Sub-Accounts in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. The Excess Profit Sharing Account shall automatically be paid in the form of a single lump sum payment.

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               (c) Unforeseeable Emergency Distributions. Notwithstanding the
foregoing, the Company may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Account if the Company determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.

               (d) Small Accounts. Notwithstanding any provision of the Plan or a Participant's Deferral Election Form to the contrary, in the event that the Account of a Participant does not exceed $10,000 at the time of the Participant's termination of employment with the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

               (e) Withdrawals Subject to a 10% Penalty.

                    (i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary.

                    (ii) A Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                         (A) the Additional Excess 401(k) Sub-Account;

                         (B) the Additional Excess Matching Sub-Account; and

                         (C) the VAP Deferral Sub-Account.

                    (iii) In addition to the amounts described in (ii) above, Participants who have ceased to be Employees of the Controlled Group may also elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                         (A) the Basic Excess 401(k) Sub-Account; and

                         (B) the Basic Excess Matching Sub-Account.

                    (iv) Withdrawals under this Subsection shall be equal to the entire amount credited to any such Sub-Account, less 10%. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored.

               (f) Payment Restriction.

                  Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that any amount payable, when added to any other compensation received or to be received by the Participant in the same calendar year, would not be deductible by the Employer by reason of Section 162(m) of

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the Code. The amount to be deferred will equal the amount that otherwise would not be deductible by the Employer by reason of Section 162(m) of the Code, but in no event greater than the total amount otherwise payable hereunder. The deferred amount shall become payable on December 31 of the first succeeding calendar year in which such amount, when added to all other compensation received or to be received by the Participant in such calendar year, would not be non-deductible by the Employer by reason of Section 162(m) of the Code. The Nominating, Organization and Compensation Committee of the Board of Directors, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the participant.

         Section 6.2. Liability for Payment/Expenses. The Employer by which the Participant was last employed prior to his payment commencement date under the Plan shall pay all Excess Retirement Benefits hereunder to or on behalf of such Participant, but such Employer's liability shall be limited to its proportionate share of such amount, as hereinafter provided. If the Excess Retirement Benefits payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the liability for such Benefits shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to among them in good faith (taking into consideration the Participant's service and Compensation paid by each such Employer) and as will permit the deduction (for purposes of federal income tax) by each such Employer of its portion of the payments made and to be made hereunder. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                  ARTICLE VII
                                  BENEFICIARIES

         Section 7.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with and received by the Plan Administrator prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Excess Retirement Benefits shall be the estate of the last to die of the Participant and his Beneficiaries. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

         Section 7.2. Distributions to Beneficiaries.

               (a) Amount of Benefits. The Excess Retirement Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Account balance on the date of the distribution of the Account to the Beneficiary.

               (b) Time of Payment. The Excess Retirement Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

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

               (c) Form of Payment. All Excess Retirement Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

         Section 8.2. Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of an Employer prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer.

         Section 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Employers solely at the will of the Employers subject to discharge at any time, with or without cause.

         Section 8.4. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

         Section 8.5. Assignment.

               (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

               (b) Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).

         Section 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

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

         Section 8.7. Adoption by Other Employers. Any member of the Controlled Group that is an Employer under the Savings Plan or the VAP Plan may adopt this Plan with the consent of the NACCO Industries, Inc. Benefits Committee by executing an instrument evidencing its adoption of this Plan on the order of its Board of Directors (or the applicable committee of such Board of Directors) (or its delegate) and filing a copy thereof with the Company. Such adoption may be subject to such terms and conditions as the NACCO Industries, Inc. Benefits Committee requires or approves.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

         Section 9.1. Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have the discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a person is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

               (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators. Pursuant to this delegation power, the Company has appointed the Administrative Committee under the Savings Plan (as it exists from time to time) as the Plan Administrator of this Plan.

         Section 9.2. Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

         Section 9.3. Claims Procedures. The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                  A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                    (a) the specific reasons for the denial;

                    (b) specific reference to pertinent Plan provisions on which the denial is based;

                    (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    (d) an explanation of the claim review procedure.

                  A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1 above.

                  The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

         Section 9.4. Revocability of Plan Administrator/ Employer Action. Any action taken by the Plan Administrator or an Employer with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Employer as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Employer's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

         Section 9.5. Amendment. The NACCO Industries, Inc. Benefits Committee may at any time (without the consent of an Employer) authorize the amendment of any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's Excess Retirement Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of such Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

         Section 9.6. Termination.

               (a) The Board of Directors of the Company or the Nominating, Organization and Compensation Committee of the Board of Directors of the Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect any Participant's Excess Retirement Benefit as of the date of such termination, and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Board (or Committee, as applicable). Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

               (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits, including requiring that all amounts credited to Participant's Accounts hereunder be immediately distributed in the form of a lump sum payment.

               (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer; provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Company, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, the Plan shall automatically terminate with respect to such Employer and all amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment.

                  Executed this 24th day of October, 2001.

                                           THE NORTH AMERICAN COAL CORPORATION



                                           By: /s/ Thomas A. Koza
                                              ----------------------------------
                                               Title: Vice President-Law and
                                                      Administration
                                                      and Secretary



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